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                                                        Exhibit 5

           [Gallop, Johnson & Neuman, L.C. Letterhead]

                           May 9, 1995



Board of Directors
Top Air Manufacturing, Inc.
406 Highway 20
Parkersburg, Iowa  50665

     Re:  Top Air Manufacturing, Inc.
          Registration Statement on Form S-4
          ----------------------------------

Gentlemen:

     We have acted as counsel for Top Air Manufacturing, Inc., an Iowa corporation (hereinafter called the "Company"), in connection with various legal matters related to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 850,000 shares of common stock of the Company, without par value (the "Common Stock"), which will be delivered by the Company in exchange for substantially all of the assets of Clay Equipment Corporation (Clay Equipment") and the assumption by the Company of certain liabilities of Clay Equipment.

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation, By-Laws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the correctness of statements submitted to us by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.

     2. The Common Stock being delivered by the Company, if delivered in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

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Board of Directors
May 9, 1995
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing of copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock being sold.

                              Very truly yours,


                              /s/ Gallop, Johnson & Neuman, L.C.
                              GALLOP, JOHNSON & NEUMAN, L.C.